                                                                    EXHIBIT 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 1997, appearing and incorporated by reference in the 1996 Annual Report on Form 10-K of Kimberly-Clark Corporation, of our reports dated June 18, 1997, appearing and incorporated by reference in the 1996 Annual Report on Form 11-K of the Kimberly-Clark Corporation Salaried Employees Incentive Investment Plan and the Kimberly-Clark Corporation Hourly Employees Incentive Investment Plan, and of our reports dated June 18, 1997, appearing and incorporated by reference in the 1996 Annual Report on Form 11-K of the Kimberly-Clark Tissue Company Investment Plan for Salaried Employees and the Kimberly-Clark Tissue Company Investment Plan for Hourly Employees.

/s/ DELOITTE & TOUCHE LLP
------------------------------------------------------

DELOITTE & TOUCHE LLP

Dallas, Texas
December 30, 1997